                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 31st day of July, 1997, by and between AQUA-CHEM, INC., a Delaware corporation (the "Company") and JEFFREY A. MILLER (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has been acting as the President and Chief Executive Officer of the Company under independent contract; and

         WHEREAS, the Executive has orchestrated a management buy-out of the Company and currently owns a substantial equity interest in the Company; and

         WHEREAS, the Company desires to employ the Executive as President and Chief Executive Officer, and the Executive desires to serve in such capacities; and

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       DEFINITIONS.

                  Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                  (a) "Agreement" means this Employment Agreement.

                  (b) "Base Salary" means the salary paid to the Executive as annual salary as set forth on Schedule A, excluding amounts received under incentive or other bonus plans, whether or not deferred.

                  (c) "Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Section 10 herein.

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "Company" means Aqua-Chem, Inc., a Delaware corporation.

                  (f) "Effective Date" means the date this Agreement is executed on behalf of the Company.

                  (g) "Executive" means Jeffrey A. Miller.

                  (h) "Permanent Disability" shall have the meaning set forth in the Company's long-term disability program as in effect from time to time.

                  (i) "Third Party" means any person(s) and/or business organization(s) of any type other than the present shareholders of the Company and their affiliates.

                                                                    EXHIBIT 10.3

                  (j) "EBITDA" shall have the meaning ascribed thereto in that certain Securities Purchase Agreement by and among Rush Creek, LLC, A-C Acquisition Corp., CB-Kramer Sales and Service, Inc., Whitney Subordinated Debt Fund, L.P., and Whitney Equity Partners, L.P. dated as of July 30, 1997.

         2.       EMPLOYMENT TERM.

                  The term of the Executive's employment shall be three (3) years from the "Effective Date".

         3.       DUTIES.

                  (a) During the employment term, the Executive shall serve as President and Chief Executive Officer of the Company, with such duties and responsibilities as may reasonably be assigned or delegated to him from time to time according to customary Company procedures. During his employment term, the Executive shall devote his full time to the faithful and diligent performance of his duties for the Company.

                  (b) Notwithstanding anything herein to the contrary, nothing shall preclude the Executive from engaging in charitable and community affairs and managing his personal investments (including J. Miller Management, Inc.), as long as such activities do not interfere with his carrying out his duties and responsibilities under this Agreement.

                  (c) During the period of Executive's employment, he shall serve on the Board of Directors of the Company, provided that Executive may resign from such directorship or refuse to stand for election at any time.

         4.       COMPENSATION.

                  (a) Base Salary. During the employment term, the Executive shall be paid by the Company a Base Salary payable (after deduction of applicable taxes) in accordance with the payroll practices of the Company. Initially, the Base Salary shall be as set forth on Schedule A attached hereto.

                  (b) Incentive Compensation. The Executive shall, during the employment term, participate in such incentive compensation programs as the Company may, from time to time, make available to its senior executives, as more specifically set forth on Schedule A.

         5.       OTHER EMPLOYEE BENEFITS.

                  (a) Benefit Plans. During the employment term, the Executive shall be entitled to participate in the employee benefit programs as the Company from time to time makes available to the Company's senior executives, including, without limitation, medical, disability and life insurance, and retirement plans. The Executive shall also be provided with the use of an automobile entirely at the Company's expense, and shall be entitled to such other perquisites as more specifically set forth on Schedule A attached hereto.

                                                                    EXHIBIT 10.3


                  (b) Vacation. The Executive shall be entitled to reasonable paid annual vacation periods in accordance with the Company's policies as in effect from time to time, but in no event shall such vacation period be less than that set forth on Schedule A attached hereto.

                  (c) Regular Reimbursed Business Expenses. The Company shall reimburse the Executive for all travel and other expenses reasonably incurred by the Executive in the performance of his duties during the employment term, including first class air travel. The Executive shall provide appropriate documentation of expenses according to the Company's then current expense reimbursement policy.

         6.       TERMINATION OF EMPLOYMENT.

                  (a) Either party may terminate this agreement upon 180 days prior written notice from the Company's Board of Directors. Should the Executive terminate the agreement prior to expiration of the three (3) year term, he shall not be entitled to severance compensation. Should Employer terminate the Executive prior to expiration of the three (3) year term, the Executive shall be compensated 100% of all compensation and benefits under this agreement for the remainder of the Term, as if said employment had not been terminated or twelve
(12) months compensation, whichever is greater. The reassignment of the Executive to duties materially inconsistent with the Executive's present authorities, duties, responsibilities, and status as an officer of the Company, or the substantial reduction of Executive's Base Salary and/or exclusion of Executive from the Company's standard incentive compensation programs, shall constitute termination of employment by the Company.

                  (b) Notwithstanding the above, the employment term shall terminate without notice and automatically upon the death or Permanent Disability of the Executive, or if the Executive is convicted of a felony or criminal fraud. Upon such termination of Executive's employment by reason of death or Permanent Disability, the Executive or, in the event of his death, the Executive's beneficiary shall be entitled to receive the Executive's then current Base Salary through such date of termination, and incentive compensation determined by determining the incentive compensation for the year in which the date of termination occurred multiplied by a fraction, the numerator of which is the number of complete months the Executive was employed during such year and the denominator of which is twelve (12).

                  (c) Additionally, and notwithstanding the above, the Board shall have the option to terminate the Executive's employment if the Company's EBITA declines 50% during any 12-month period as compared to the 12-month period prior to that. If the Executive is terminated under this paragraph, he shall be entitled to 12 months compensation as severance.

         7.       RESTRICTIONS.

                  (a) The Executive acknowledges and agrees that the Company's business is by its nature international, the Company's business and customer contacts have been established and maintained at great expense, the Executive, by virtue of his position with the Company, has and will continue to be privy to the Company's most confidential business plans and strategies which, without the restrictions hereinafter set forth, would enable the Executive to compete unfairly with the Company and, accordingly, such restrictions are reasonable and necessary to protect the legitimate interests of the

                                                                    EXHIBIT 10.3

Company. The Executive hereby covenants and agrees that the Executive will not at any time subsequent to the date hereof, reveal, divulge, or make known to any Person any Confidential Information (as hereinafter defined) made known to the Executive or of which Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive and except to the extent so authorized in writing by the Company in order to carry out the terms of this Agreement or except as required by law. For purposes of this Agreement, the term "Confidential Information" shall mean (i) any technical, scientific or engineering information relating to the Company's products and/or services, (ii) information relating to any customer of the Company, including without limitation, the names, addresses, telephone numbers and sales records of, or pertaining to any such customer, and
(iii) price lists, methods of operation, financial data and other information pertaining to the Company which the Company, in its sole discretion, regards as confidential and in the nature of trade secrets. Notwithstanding anything contained herein to the contrary, Confidential Information as used herein shall not include that which (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive or its affiliates or representatives, (ii) was available to the Executive prior to its disclosure to the Executive by the Company or his representatives, or (iii) becomes available to the Executive from a source other than the Company or its representatives, provided that such source is not bound by a confidentiality agreement with the Company or its representatives.

                  (b) The Executive hereby covenants and agrees that at no time during the employment term and for a period of twelve (12) months following the Effective Date of Termination will the Executive directly or indirectly in any capacity whatsoever (whether as an employee, officer, director, consultant, partner, member, joint venturer, agent, representative or otherwise) provide service, advice or assistance of any nature to, or acquire an ownership interest in (or acquire the right to acquire an ownership interest in) a competing business (as hereinafter defined). A "Competing Business" shall mean and be limited to any business, regardless of the form of organization, which (i) is engaged in the design, manufacture and/or sale of products which are similar in design or function to or otherwise compete with the products which were under design by the Company or included in the Company's product lines during the 12-month period preceding the Effective Date of Termination (hereinafter referred to as "Competing Products") or which (ii) sells, attempts to sell or markets (or during the 12- month period preceding the Effective Date of Termination sold, attempted to sell or marketed) any Competing Products within the United States and/or any foreign country within which, during the 12- month period preceding the Effective Date of Termination, the Company sold any of its products (or was a party to an executory contract for the sale of any of its products), attempted to sell, or marketed any of its products other than by means of general advertising. Notwithstanding the preceding, the Executive shall not be prohibited from (i) acquiring less than five percent (5%) of the stock of any publicly traded company which may be engaged in a Competing Business, or
(ii) being employed by or otherwise providing services to a company which, among its various businesses, is engaged in a Competing Business, provided that the Executive is not directly or indirectly involved in any capacity whatsoever in such Competing Business.

                  (c) The Executive shall not sell any products or services to, or solicit any sales of products or services from, any customer of the Company on behalf of a Competitor. The term "customer" shall mean any Person (including any Person who controls, is under common control with or has the ability to control any such Person) to whom the Company has provided goods or services within the twenty-four (24) month period prior to the termination of the Executive's employment hereunder or to whom the Executive or the Company had actively solicited business in an attempt to

                                                                    EXHIBIT 10.3

develop such Person as a customer of the Company during the term hereof, or any licensee of the Company who was a licensee of the Company at any time during the twenty-four (24) month period prior to the termination of this Agreement.

                  (d) The Executive hereby covenants and agrees that, at all times during the employment term and for a period of twelve (12) months following the Effective Date of Termination, the Executive shall not directly or indirectly, on behalf of himself or any other person, entity, or business, employ or engage the services of or seek to employ or engage the services of any person employed by the Company or any agent who represents the Company during the period of six (6) months prior to the Effective Date of Termination, or otherwise encourage or entice any such person to terminate or diminish their relationship with the Company.

                  (e) The Executive hereby acknowledges and agrees (i) the Executive's education and experience are such that the foregoing restrictions will not unduly interfere with his ability to earn a livelihood, (ii) the Company would suffer irreparable harm in the event of a violation of such restrictions, and (iii) accordingly, in addition to any other remedies available to it, the Company shall be entitled to injunctive relief without the posting of bond or other collateral and the Executive shall not oppose the granting of such relief. All costs, including reasonable attorneys' fees, incurred in enforcing this provision such be reimbursed to the prevailing party.

                  (f) The Executive represents that he is not now under any written agreement, nor has he previously, at any time, entered into any written agreement with any person, firm or corporation, which would or could in any manner preclude or prevent him from giving freely and the Company receiving the exclusive benefits of the Executive's services.

         8.       INDEMNIFICATION.

                  Executive shall be entitled to be indemnified for any loss suffered by him by reason of his acting as an officer, employee or agent of the Company to the full extent provided by the Agreement attached hereto as Exhibit B.

         9.       ASSIGNABILITY; BINDING NATURE.

                  This Agreement shall inure to the benefit of the Company and the Executive and their respective successors, heirs (in the case of the Executive) and permitted assigns. Except as specifically provided to the contrary in this Agreement, no rights or obligations of the Company or Executive under the Agreement may be assigned or transferred. Notwithstanding the preceding, the rights and obligations of the Company may be assigned or transferred if there is a change in ownership of the Company, provided that such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

         10.      BENEFICIARIES.

                  The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any payments owing to the Executive under this Agreement. Such designation must be in the form of a signed writing reasonably acceptable to the Company. The

                                                                    EXHIBIT 10.3

Executive may make or change such designation by a similar written instrument signed by the Executive and delivered to the Company at any time.

         11.      ENTIRE AGREEMENT.

                  This Agreement contains the entire agreement between the Company and the Executive and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

         12.      AMENDMENT OR WAIVER.

                  This Agreement cannot be changed, modified or amended without the prior written consent of both the Executive and the Company. No waiver by either the Company or the Executive at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive and an authorized officer of the Company, as the case may be.

         13.      SEVERABILITY.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If any of the restrictions contained in Section 7 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof or otherwise, then the restrictions shall be reduced to such extent, duration, geographical scope, or other provisions thereof pursuant to the provisions of
Section 13 hereof, and in its reduced form the restrictions contained in Section 7 shall then be enforceable in the manner contemplated hereby.

         14.      SURVIVORSHIP.

                  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         15.      GOVERNING LAW.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Wisconsin without reference to principles of conflicts of laws.

         16.      NOTICES.

                  Any notice given to either party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested duly addressed to the party concerned, if to the Company, at its principal office and, if to the Executive, at the address of the Executive shown on the Company's records, or at such other address as such party may give notice of.

                                                                    EXHIBIT 10.3

         17.      HEADINGS; CONSTRUCTION.

                  The headings of the paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.




                                              AQUA-CHEM, INC.

                                              By:      /s/ J. Scott Barton
                                                       -------------------------
                                              Its:      VP
                                                       -------------------------

                                              EXECUTIVE:


                                                     /s/ JA Miller   7/31/97
                                              ----------------------------------
                                              JEFFREY A. MILLER

                                                                    EXHIBIT 10.3

                                   SCHEDULE A

Executive:                 Jeffrey A. Miller

Title:                     President and Chief Executive Officer

Base Salary:               $475,115.00

Effective Date:            August 1, 1997

Incentive Compensation:

         Aqua-Chem's Management Incentive Plan

         IC = Base Compensation x 100% participation rate x % payout where Base Compensation is $475,115.00

         100% payout percentage = % payout rate as defined in Aqua-Chem's Management Incentive Plan of November 15, 1997

         The Incentive Compensation shall be due and payable immediately upon the close of Aqua-Chem's fiscal year-end, but no later than January 20th of the next year

OTHER EMPLOYEE BENEFITS:

         Insurance:   Health and dental insurance per Company plan.

         Long term disability:   60% of Base Salary Benefit for five (5) years.

         Life Insurance:   $5,000,000 Term Life  - owned by Executive, paid by
                           the Company.

         Company Automobile:   Company-paid Cadillac STS or equivalent.

         Other:   Annual physical exam at Company's expense.

                  Company-paid membership at Country Club of Executive's choice (total cost not to exceed $50,000), Milwaukee Athletic Club, and University Club

                  Annual Financial Planning/Tax Planning (up to $6,000).

         Pension Plan:   4% of salary plus 3% salary matching.

         Vacation:   Five (5) weeks annually.

         Professional Associations.


AQUA-CHEM, INC.                                      EXECUTIVE:

By:      /s/ J. Scott Barton                           /s/ JA Miller
        ------------------------------               ---------------------------
                                                     JEFFREY A. MILLER

Its:          VP                                     Date:     7/31/97
        ------------------------------                       -------------------

                                                                    EXHIBIT 10.3

                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT


         AGREEMENT made and entered into this 31st day of July, 1997 by and between Aqua-Chem, Inc., a Delaware corporation with principal offices in Milwaukee, Wisconsin (hereinafter sometimes referred to as AQM) and Jeffrey A. Miller, an individual resident of Michigan (hereinafter sometimes referred to as "Mr. Miller").


                                   WITNESSETH:

         WHEREAS, the Company desires to enter into an Employment Agreement with Mr. Miller; and

         WHEREAS, as an inducement to Mr. Miller to enter into the Employment Agreement, the Company has agreed to indemnify them as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises AQM and Mr. Miller hereby agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  (a) "Expenses" include fees, costs, charges, disbursements, attorney fees and any other Expenses incurred in connection with a Proceeding (as hereinafter defined).

                  (b) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to any employee benefit plan, and reasonable Expenses.

                  (c) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

                  (d) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other Proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of AQM or by any other person relating to AQM.

                  (e) "Indemnified Party" means Jeffrey A. Miller.

         2.       MANDATORY INDEMNIFICATION.

                  (a) AQM shall indemnify Mr. Miller and in the event of his death, his estate, personal representative and heirs (hereinafter collectively referred to as the "Indemnified Party"), to the extent that the Indemnified Party has been successful on the merits or otherwise in the defense of a Proceeding, for all reasonable Expenses

                                                                    EXHIBIT 10.3

                  incurred in the Proceeding if the Indemnified Party was a party because Mr. Miller is or was a director and/or officer of AQM.

                  (b) AQM shall also indemnify the Indemnified Party against Liability incurred by the Indemnified Party in a Proceeding the Indemnified Party was a party to because Mr. Miller was or is a director and/or officer of AQM, unless Liability was incurred because Mr. Miller breached or failed to perform a duty that he or it owes to AQM and the breach or failure to perform constitutes any of the following:

                           1. A willful failure to deal fairly with AQM, Inc. or its shareholders in connection with a matter in which Mr. Miller has a material conflict of interest.

                           2. A violation of the criminal law, unless Mr. Miller had reasonable cause to believe that the conduct was lawful or no reasonable cause to believe that the conduct was unlawful.

                           3. A transaction from which Mr. Miller derived an improper personal profit.

                           4. Willful misconduct.

                  (c) Determination of whether indemnification is required under this Section 2 shall be made under Section 5 of this Agreement.

                  (d) The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Indemnified Party is not required under this section.

         3. ALLOWANCE OF EXPENSES AS INCURRED. Upon written request by an Indemnified Party who is a party to a Proceeding, AQM shall pay or reimburse the Indemnified Party's reasonable Expenses as incurred if the Indemnified Party provides AQM with all of the following:

                  (a) Written affirmation of the Indemnified Party's good faith belief that Mr. Miller has breached or failed to perform either of their duties to AQM.

                  (b) A written undertaking, executed personally or on behalf of the Indemnified Party, to repay the allowance and to pay interest (at an interest rate equal to the rate then currently paid by AQM on borrowed funds) on the allowance to the extent that it is ultimately determined under Section 5 of this Agreement that indemnification under Section 2 of this Agreement is not required and that indemnification is not ordered by a court under Section 4 of this Agreement. The undertaking under this Section shall be an unlimited and unsecured general obligation of the Indemnified Party.

                                                                    EXHIBIT 10.3

         4.       COURT-ORDERED INDEMNIFICATION.

                  (a) An Indemnified Party who is a party to a Proceeding may apply for indemnification to, or for a review of an adverse determination under Section 5 of this Agreement by the court conducting the Proceeding or to the Circuit Court for Milwaukee County, Wisconsin and shall be entitled to indemnification as hereinafter provided in Section 4 (b).

                  (b) The Indemnified Party shall be entitled to indemnification if the court determines either of the following:

                           (i) That the Indemnified Party is entitled to indemnification under Section 2 of this Agreement. If the court also determines that AQM unreasonably refused the request for indemnification, AQM shall pay the Indemnified Party's reasonable Expenses incurred to obtain the court-ordered indemnification.

                           (ii) That the Indemnified Party is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 2 of this Agreement.

         5. DETERMINATION OF RIGHT TO INDEMNIFICATION. The Indemnified Party shall select one of the following means of determining his or her right to indemnification:

                  (a) By a majority vote of a quorum of the Board of Directors of AQM consisting of directors who are not at the time parties to the same or related Proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors of AQM and consisting solely of two or more directors who are not at the time parties to the same or related Proceedings. Directors who are parties to the same or related Proceedings may participate in the designation of members of the committee.

                  (b) By independent legal counsel selected by a majority vote of a quorum of the Board of Directors or its committee in the manner prescribed in (a) above or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related Proceedings.

                  (c) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under (b) above to select independent legal counsel, one arbitrator selected by the Indemnified Party and one arbitrator selected by the two arbitrators previously selected.

         6. ADDITIONAL RIGHTS. In addition to the specific rights to indemnification set forth herein, the Indemnified Party shall be entitled to such additional rights to indemnification as may from time to time be provided or permitted under AQM's Certificate of Incorporation or by-laws or the general business corporation laws of Delaware or Wisconsin; provided,

                                                                    EXHIBIT 10.3

         however, that no provision under any of the foregoing shall serve to diminish any rights of indemnification otherwise specifically granted under this Agreement.

         7. MISCELLANEOUS MATTERS. This Agreement shall be governed by the laws of the State of Wisconsin, may only be amended by written instrument signed by the parties and shall inure the benefit of and be binding upon the parties and their heirs, personal representatives, successors and assigns; provided, however, that no assignment by operation of law or otherwise shall relieve a party of its obligations hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                                            AQUA-CHEM, INC.


                                            By:    /s/ J. Scott Barton
                                               ---------------------------------

                                                   /s/ JA Miller   7/31/97
                                            ------------------------------------
                                            Jeffrey A. Miller

                                                                    EXHIBIT 10.3


                      AMENDMENT TO EMPLOYMENT AGREEMENT

        This AMENDMENT (this "AMENDMENT"), dated as of June 25, 1998, between AQUA-CHEM, INC. (the "COMPANY"), a Delaware corporation, and JEFFREY A. MILLER (the "EXECUTIVE") to the Employment Agreement (the "ORIGINAL AGREEMENT"), dated as of July 31, 1997, by and between the Company and the Executive. The Original Agreement, as amended by this Amendment, is hereinafter referred to as the "AGREEMENT." All capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Original Agreement.


                                 WITNESSETH:
                                 ----------

        WHEREAS, the parties desire to amend the Original Agreement in order to extend the term of the Original Agreement from three (3) years to six (6) years from the Effective Date.

        NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

        Section 1.1. Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

        "The term of Executive's employment shall be six (6) years from the Effective Date."

        Section 1.2. Section 6(a) of the Original Agreement is hereby amended by substituting the number "six (6)" in place of the number "five(5)" appearing in the third and fourth lines thereof

        Section 1.3. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions set forth in the Original Agreement are hereby ratified and confirmed and shall continue in full force and effect.

                                                                EXHIBIT 10.3

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                                AQUA-CHEM, INC.

                                                By: /s/ J. Scott Barton
                                                   -------------------------
                                                   Name:  J. SCOTT BARTON
                                                   Title: VICE-PRESIDENT


                                                 /s/ J A Miller
                                                ----------------------------
                                                JEFFREY A. MILLER